ONE COMPASS ADVISORS

Code of Ethics

GENERAL

One Compass Advisors (the “Adviser”) serves as the investment adviser to the New Covenant Funds (“the Trust”) and other clients and has adopted this Code of Ethics pursuant to the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended (the “1940 Act”) and Section 204A of the Investment Advisers Act of 1940 (“the Adviser’s Act”).  This Code of Ethics also requires compliance with other federal securities laws including the Securities Act of 1933; Securities Exchange Act of 1934; Gramm-Leach-Bliley Act of 1999; and, the Bank Secrecy Act.

Rule 17j-1(a) under the 1940 Act makes it unlawful for any employee, officer or director of a registered investment company or its investment adviser to (i) employ any device, scheme or artifice to defraud such investment company; (ii) make to such investment company any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the investment company; or (iv) engage in any manipulative practice with respect to the investment company.

Similarly, the Adviser’s Act prohibits fraudulent, deceptive or manipulative actions by advisers with respect to their clients.

The underlying general principles of this Code are that “access persons,” (as defined below)  (i) owe a fiduciary duty to shareholders of an affiliated investment company and other clients of the Adviser and at all times have a duty to place the interests of such shareholders and clients ahead of their personal interests, (ii) are obligated to conduct all personal “securities” transactions in accordance with this Code and in a manner so as to avoid any actual or potential conflict of interest or abuse of such person’s position of trust and responsibility, and any appearance of such conflict of interest or abuse of position, (iii) should not take inappropriate advantage of their positions, and (iv) must, at all times, safeguard client information including securities recommendations, securities holdings and transactional information from unauthorized or inappropriate use.

1.           Definitions

A.	“Access Person” means any Director, officer or Advisory Person (as defined below) of the Adviser and the Trust’s sub-advisers.

The defined term ‘Access Person’ and ‘Advisory Person’ shall not include

(1) any person who is subject to securities transaction reporting requirements of a code of ethics adopted by a sub-adviser;

(2) any employee of an underwriter subject to securities transaction reporting requirements of a code of ethics adopted by the underwriter unless such person has access to the AddVantage trust system.”

(B)
“Advisory Person” means 1) any employee of the Adviser or sub-advisers who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Trust or other clients of the Adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales, and any natural person in a control relationship to the Trust, the Adviser or the Trust’s sub-advisers, who obtains information concerning recommendations made to the Trust or other clients of the Adviser with regard to the purchase or sale of Securities by the Trust; 2) any employee or employee of an affiliate who has access to the AddVantage trust system.

(C)
“Investment Personnel” means any employee of the Adviser or the Trust’s sub-advisers who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trust or other clients of the Adviser, and any natural person who controls the Trust, the Adviser or sub-advisers and who obtains information concerning such recommendations.

(D)
“Security” shall have the meaning set forth in Section 2(a) (36) of the 1940 Act except it does not include securities issued by the Government of the United States or by federal agencies and which are direct obligations of the United States, bankers’ acceptances, certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), money market funds, units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds and are not Exchange Traded Funds and shares of registered open-end investment companies other than shares of the New Covenant Funds and Exchange Traded Funds.

(E)
A “security held or to be acquired” means a Security which, within the most recent 15 days:  (i) is or has been held by the Trust or other clients of the Adviser; or (ii) is being or has been considered by the Trust, the Adviser, or the Trust’s sub-advisers for purchase by the Trust or other clients of the Adviser, and includes an option to purchase or sell, and any Security which is convertible into or exchangeable for, a Security described in (i) or (ii) of this sub-Section.

(F)
“Beneficial Ownership” shall have the meaning ascribed thereto under Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.  Generally, a person is regarded as having a beneficial interest in those securities held in his or her name, the name of his or her spouse and the names of his or her minor children who reside with him or her.  A person may be regarded as having a beneficial interest in the securities held in the name of another person (individual, partnership, trust, or another entity) if, by reason of a contract, understanding or relationship he or she obtains or may obtain therefrom benefits substantially equivalent to those of ownership.

(G)
“Chief Investment Officer” shall be both an Access Person and the Advisory Person who is the designated officer of the Trust and Adviser responsible for overseeing and monitoring all investment decisions made by the sub-advisers on behalf of the Trust and investment officers on behalf of clients of the Adviser.

(H)
“Control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

(I)
“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

(J)
“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

2.	Personal Trading: Procedures & Prohibitions

(A)	To reduce the potential for personal trading activity of Access Persons in conflict with the investment decision-making for the Adviser and the sub-advisers,

(1)
Investment Personnel may not share or discuss with Access Persons, by means of verbal or written communications or otherwise, securities recommendations made or proposed to be made on behalf of the Trust or other clients of the Adviser.

(2)
Investment Personnel of the Adviser may not sell a security, other than those securities set forth in Section 1(4) of this Code that are specifically excluded from the definition of “Security”, in a personal securities account subject to this Code unless (1) the security has been held for a minimum of 60 calendar days or (2) the individual wanting to sell the security has provided a written request to and received a written authorization from the Chief Compliance Officer (“CCO”) or General Counsel to effect the sale.

(3)	A Prohibited Securities List will be posted on the Intranet in accordance with the following:

(a)
Any security purchased or sold for an investment adviser client will be placed on the Prohibited Securities List until the close of the New York Stock Exchange on the day the order is completed.  Securities transactions for investment adviser clients are automatically captured and immediately routed to the Restricted Securities List.  However, in the event the automated trading system is not functioning,  Investment Personnel of the Adviser will enter or cause to be entered all transaction data using the Restricted Securities Reporting System manual trade form.  These entries will be made as soon as practical following trade execution.  If the Restricted Securities Reporting System is not functioning and a client trade has been made,  Investment Personnel will manually relay details of the transaction to the CCO who will manually place the security on the Restricted Securities List.

(b)
Any security discussed by sub-adviser personnel with adviser personnel during meetings or conference calls will be placed on the Prohibited Securities List  beginning with the day of the meeting or conference call and ending with the close of the New York Stock Exchange on the 15th calendar day following the meeting. Using the Restricted Securities Reporting System, the Chief Investment Officer will make or cause to be made a written record of any securities discussed during meetings or conference calls as potential investments; an increase in an existing investment position; or, a sale of an existing investment position.  The record will include the date of the meeting and all personnel in attendance.  Information will be entered into the system as soon as practical following the conclusion of the meeting or conference call, but in no event later than the close of business on the date of the meeting or call. The automated system will populate the Restricted Securities List and no further action is required.

If  the Restricted Securities Reporting System is unavailable, the CIO will have the information manually transmitted to the CCO as soon as practical following the conclusion of the meeting or conference call, but in no event later than close of business on the date of the meeting or call.  The CCO will manually place all noted securities on the Restricted Securities List .

(B)	No Access Person in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust or other clients of the Adviser:

(1)	shall employ any device, scheme or artifice to defraud the Trust or other clients of the Adviser;

(2)
shall make to the Trust or other clients of the Adviser any untrue statement of a material fact or omit to state to the Trust or other clients of the Adviser a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(3)	shall engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or other clients of the Adviser; or

(4)	shall engage in any manipulative practice with respect to the Trust or other clients of the Adviser.

(C)
No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and about which he or she knew, or should have known, at the time of such purchase or sale:

(1)	is being considered for purchase or sale by the Trust or other clients of the Adviser; or

(2)	is then being purchased or sold by the Trust or other clients of the Adviser.

(3)
appears on the prohibited securities list at the time of the purchase or sale,  except that this does not apply to any person who is an Access Person solely due to his or her status as a Director of New Covenant Trust Company, N.A.

(D)
No Access Person shall, directly or indirectly, purchase or sell any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership which would involve the use of “inside” information and is in violation of the Adviser’s policy with regard to insider trading, a copy of which has been provided to all relevant employees of the Adviser and is incorporated fully by reference into this Code.

(E)
No Investment Personnel of the Adviser shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Limited Offering or Initial Public Offering (“IPO”) without prior approval from the Chief Compliance Officer.

3.	Exempted Transactions

The Prohibitions of Sections 2(B) and 2(C) of this Code shall not apply to transactions concerning:

A.	Purchases or sales effected in any account over which the Access Person or Investment Personnel has no direct or indirect influence or control.

B.	Purchases or sales of Securities which are not eligible for purchase or sale by the Trust or other clients of the Adviser.

C.	Purchases or sales which are non-volitional on the part of the Access Person or Investment Personnel.

D.	Purchases which are part of an automatic dividend reinvestment plan.

E.
Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

4.	Quarterly Reports

A.
Every Access Person shall report the information described below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security.  The Quarterly Report shall be made not later than 30 calendar days after the end of the calendar quarter in which the transaction to which the report relates was effected.  Each Access Person shall submit a Quarterly Report for each quarter in which Securities transactions were effected. The Quarterly Report shall be made on the form attached as Exhibit A and shall contain the following information:

(1)	the date of the transaction, the title and the number of shares, and the principal amount of each Security involved, and the interest rate and maturity date (if applicable);

(2)	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	the price at which the transaction was effected;

(4)	the name of the broker, dealer or bank with or through whom the transaction was effected; and

(5)	the date that the Access Person submitted the Quarterly Report.

B.
Access Persons subject to reporting shall direct their brokers to supply, at the same time that they are sent to the Access Person, a copy of the confirmation for each personal securities trade and a copy of each periodic account statement to the compliance officer.  Access Persons need not make a Quarterly Report if such trading and account statements contain all of the information required in subsection (a) to be disclosed in the Quarterly Report.

C.
With respect to any account established by an Access Person, in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, the Access Person shall include on the Quarterly Report the following information:

(1)	the name of the broker, dealer or bank with whom the Access Person established the account; the account number; and

(2)	the date the account was established.

D.
Pursuant to Rule 17j-1(d)(2)(iv), no Quarterly Report need be made by Access Persons who make reports to the sub-advisers, pursuant to Rule 204-2(a)(12) or (13) of the Investment Advisers Act of 1940, if such report duplicates the information required under the reporting requirements of the sub-advisers.

5.	Initial Reports

Each Access Person shall disclose all personal Securities holdings current as of a date no more than 45 days prior to becoming an Access Person to the Chief Compliance Officer not later than 10 days after becoming an Access Person.  The Initial Report shall be made on the form attached as Exhibit B and shall contain the following information:

A.	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

B.
the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

C.	the date that the Access Person submitted the Initial Report.

6.	Annual Reports

Each Access Person shall disclose all personal Securities holdings on an annual basis after the end of the calendar year. The Annual Report shall provide information on personal Securities holdings that is current as of a date no more than 45 days before the Annual Report is submitted.  The Annual Report shall be made on the form attached as Exhibit C and shall contain the following information:

A.	the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership;

B.	the name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

C.	the date that the Access Person submitted the Annual Report.

7.	Reporting Exceptions

A.
Not withstanding the provisions of Sections 4, 5 and 6 of this Code, an Access Person shall not be required to make a report with respect to transactions effected for, and Securities held in, any account over which such person does not have any direct or indirect influence or control.

B.
A Director of the Adviser who does not serve on the Adviser’s investment committee: (i) need not make the Initial and Annual Reports required by Sections 5 and 6 of this Code; and (ii) need only report, on a Quarterly Report required by Section 4 of this Code, a transaction in a Security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Trust or other clients of the Adviser, should have known, that during the 15-day period immediately before or after the date of the transaction by the director, such security was purchased or sold or was being considered for purchase or sale by the Trust or other clients of the Adviser .

C.
Any report required under Section 4, 5 or 6 of this Code may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

8.	Procedural Matters

The Adviser shall appoint a Chief Compliance Officer who shall:

A.
Furnish a copy of this Code and any amendments to each Access Person upon commencement of employment and annually thereafter so each such Access Person may certify in writing that he or she has read and understands said Code and recognizes that he or she is subject to the principles and prohibitions contained therein.

B.	Review all reports submitted under Sections 4, 5 and 6 of this Code to detect conflicts of interest and abusive practices.

C.	Notify quarterly each Access Person of his or her obligation to file a Quarterly Report as provided by Section 4 of this Code.

D.	Notify each new Access Person of his or her obligation to file an Initial Report as provided by Section 5 of this Code.

E.	Notify annually each Access Person of his or her obligation to file an Annual Report as provided by Section 6 of this Code.

F.	Notify annually each Sub-Adviser of its obligation to file a written report and annual certification as provided by Section 10 of this Code.

G.
Promptly report to the Audit Committee of the Board of Directors of the Trust Company (i) the facts contained in any report filed with the compliance officer pursuant to Section 4, 5 or 6 of this Code when such report indicates that an Access Person engaged in a transaction in a Security held or to be acquired by the Trust or other clients of the Adviser, or (2) otherwise violated or appeared to violate this Code and its reporting requirements.

H.
At least annually, furnish to the Audit Committee of the Board of Directors of the Trust Company a written report that (i) describes any issues arising under this Code, including information about material violations and procedures and sanctions imposed in response to the material violations; and (ii) certifies that the Adviser has adopted procedures reasonably necessary to prevent violations of this Code by any person who is an Access Person hereunder.

I.
Maintain a current list of all Access Persons and the Adviser’s Investment Personnel and identify all reporting Access Persons on such list, and shall take steps to ensure that all reporting Access Persons have submitted reports, confirmations or statements in a timely manner.

J.
Determine whether to grant prior approval for Investment Personnel to purchase or sell a Security in a Limited Offering or IPO by considering (among other factors) whether the investment opportunity should be reserved for the Trust or other clients of the Adviser and whether the individual is being offered the opportunity by virtue of his or her position with the Adviser to the Trust or other clients of the Adviser.

K.
The compliance officer shall maintain a record of any decision authorized to be made under this Code, and the reasons supporting the decision, to approve a personal securities transaction otherwise prohibited under this Code for at least five (5) years after the end of the fiscal year in which the approval is granted.

L.	Maintain the records required by paragraph (f) of Rule 17j-1 and Rule 204-2 of the Adviser’s Act.

9.	Violations and Sanctions

 Upon being apprised of facts that indicate that a violation of this Code may have occurred, the Audit Committee of the Trust Company shall determine whether, in their judgment, the conduct being considered did in fact violate the provisions of this Code.  If the Audit Committee of the Trust Company determines that a violation of this Code has occurred, the committee will report its findings to the Board of the Trust Company who may impose such sanctions as it deems appropriate in the circumstances, including without limitation, one or more of the following: warnings, periods of “probation” during which all personal investment activities are prohibited (except for specifically approved liquidations of current positions), a letter of censure, suspension with or without pay, termination of employment, or disgorgement of any profits realized on transactions in violation of this Code.  If the person whose conduct is being considered by the Board is a Director of the Trust, he or she shall not be eligible to participate in the judgment of the Board as to whether a violation exists or in whether, or to what extent, sanctions should be imposed.

10.	Sub-Advisers’ Codes of Ethics

Each of the sub-advisers shall:

A.
Submit to the Chief Compliance Officer of the Adviser a copy of the code of ethics adopted by such sub-adviser pursuant to Rule 17j-1 of the 1940 Act and/or Rule 204-2(a)(12) of the Investment Advisers Act and a certification that such sub-adviser has adopted procedures reasonably necessary to prevent its respective Access Persons from violating such code of ethics.

B.	Promptly report to the Adviser in writing any material amendments to such sub-adviser’s code of ethics.

C.
Immediately furnish to the Chief Compliance Officer to the Adviser all material information regarding any violation of such sub-adviser’s code of ethics by any person who would be an Access Person hereunder if such person were not subject to the sub-adviser’s code of ethics.

D.	Provide quarterly reports to the Adviser representing that no material violations of their respective codes of ethics were made during the period so indicated.

E.
No less frequently than annually, furnish to Adviser  a written report that (i) describes any issues arising under such sub-adviser’s code of ethics, including information about material violations and procedures and sanctions imposed in response to the material violations; and (ii) certifies that such sub-adviser has adopted procedures reasonably necessary to prevent violations of its code of ethics by any person who would be an Access Person hereunder if such person were not subject to the sub-adviser’s code of ethics.

11.	Confidentiality

All personal securities transactions reports disclosing personal securities holdings, and any other information filed pursuant to this Code, shall be treated as confidential, but are subject to review as provided herein and by representatives of the Securities and Exchange Commission.

Adopted:  May 17, 2004
Adopted:  December 2, 2004
Adopted:  April 23, 2005
Adopted:  February 16, 2006
Adopted:  August 10, 2006
Adopted:   February 19, 2009

ONE COMPASS ADVISORS
List of Access Persons
As of   February 19, 2009

Shirley A. Baker	Oweeda J. Kinnaird
Zenia M. Baker	Jesse M. Kinzer
Serrita R.Bell	Gwyn J. Leonard
Cathy C. Benge	Amy Koch-Nett
Bland Bennett	Melanie A. Komp
Shawn M. Berry	Kathy A. Lincoln
Justin N. Bessinger	Lisa C. Love
Rochelle M. Brinkley	Troy D. Marables
Brian D. Brown	Mike A. Masters
Cherrie A. Burch	Laura K. Edwards
Anita J. Clemons	Norma J. McConahay
Carla M. Coyle	Terri B. McCurdy
Dawn D. Diggs	Rebecca L. Middleton
Carla S. Dobson	Teri L. Morrison
Anna S. Edlin	Al N. Perry
Vanessa G. Elkin	Laura C. Plumley
M. Tammy Gish	Gregory T. Rousos
Sandra R. Godsey	Alexander M. Say
Shaneka T. Hardin	Paul H. Stropkay*
Harry G. Harper	Lashawnda E. Styles
Joseph L. Heintzman, Jr.	Carla M. Sutton
Laura Hogue-Windell	Natalie D. Vessels
Stacy S. Horton	Alvin F. Walker, Jr.
Lucy M. Jackson	L. David Wilson *
Melissa K. Johnson	Cindy K. Yates
Regina K. Kimbrough

* Denotes Adviser’s Investment Personnel

Directors

Karen C. Anderson

Lynwood L. Battle, Jr. *

Bruce K. Dudley

Sharon Z. Fesler

George J. Hauptfuhrer, III*

Susan R. Ingram *

Robert E. Leech

Robert A. McNeely

Doska D. Ross

Richard J. Seiwell *

Charles H. Self, III *

B. Cary Tolley, III

* Denotes a Director Serving on the Investment Committee

ONE COMPASS ADVISORS
CODE OF  ETHICS
quarterly  report

for the calendar quarter ending ____/____/____

During the calendar quarter noted above, the following transactions were effected for which I had, or by reason of such transaction acquired, a direct or an indirect beneficial ownership. This report excludes (i) transactions with respect to which I had no direct or indirect influence or control and (ii), other transactions not required to be reported.

Name of Security and Symbol (if known)	Number of Shares or Face Amt	Interest Rate and Maturity Date (if applicable)	Date of Transaction	Buy (“B”) or Sell (“S”)	Price	Executing Broker/Dealer Bank or Other Institution

I hereby represent that during the calendar quarter noted above, I established the following  account/s in which Securities were or will be held for my indirect or direct benefit.

Name of Broker/Dealer, Bank or Other Institution	Acct Number	Date Established

Date:_____________	Signature: ______________________________________
Print Name: ______________________________________

[NOTE:  This form is not required if Compliance is receiving copies of your statements]

CONFIDENTIAL

ONE COMPASS ADVISORS
CODE OF ETHICS

initial report

1.	I hereby acknowledge receipt of a copy of the Code of Ethics;

2.	I have read and understand the Code and recognize that I am subject thereto in the capacity of an “Access Person”;

Name of Security & Symbol (if known)	Number Shares or Face Amount	Type Interest (Direct or Indirect)

3.	As of the date of this report, I had a direct or indirect beneficial ownership in the following securities.

4.
I hereby represent that, as of the date of this report, I maintain account(s) in which Securities are held for my direct or indirect benefit, with the broker/dealers, banks or other institutions listed below.

Name of Broker/Dealer, Bank or Other Institution	Acct Number	Date Established

Date:_____________	Signature: ______________________________________
Print Name: ______________________________________

[Note:  You may attach the positions page of your most recent account statement/s in lieu of completing Item #3 provided that the statement/s accurately reflect your holdings as of the date of this report.]

CONFIDENTIAL

ONE COMPASS ADVISORS
CODE OF ETHICS
annual report

for the year ending december 31, __________

1.	I have read and understand the Code of Ethics and acknowledge that I am subject thereto in the capacity of an “Access Person”;

2.	I hereby certify that, during the year, I have complied with the requirements of the Code and have reported all Securities transactions required to be reported pursuant to the Code.

3.
I hereby represent that, with the exception of those securities listed below, as of December 31, _____, all securities in which I had a direct or indirect beneficial ownership have been reported to Compliance through receipt of my securities statements.

Name of Security	Number Shares or Principal Amount	Type of Interest (Direct or Indirect)	Broker/Dealer, Bank or Other Institution where Held

4.	I hereby represent that, with the exception of those accounts listed below, I have reported all accounts with brokers/dealers, banks or other institutions.

Name of Broker/Dealer; Bank or Other Institution	Account Number

Date:_____________	Signature: ______________________________________
Print Name: ______________________________________

CONFIDENTIAL